UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2010
KELLY SERVICES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-1088	38-1510762

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 WEST BIG BEAVER ROAD, TROY, MICHIGAN	48084

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (248) 362-4444
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the private sale of 1,576,169 shares of the Company’s Class A common stock to Temp Holdings Co. Ltd. (“Temp Holdings”), the Board of Directors of Kelly Services, Inc. (the “Company”) at its organization meeting held on May 12, 2010, appointed Mr. Toshio Saburi, Executive Director of Temp Holdings, to serve as a Director of the Company. Mr. Saburi will not presently serve on any standing committee.
The Company and Temp Holdings now each holds an equity interest of approximately 5 percent in each other.
Item 5.07 Submission of Matters to a Vote of Security Holders.
The Company held its annual meeting of stockholders (“annual meeting”) on May 12, 2010. The final results of voting on each of the matters submitted to a vote of security holders during the annual meeting are listed below.
Proposal 1
All of the nominees for election to the board of directors listed in the proxy statement were elected to serve until the next annual meeting and qualified with the following vote:

	Number of Shares	Number of Shares
Name of Nominee	Voted "For"	Voted "Withheld"
Terence E. Adderley	3,276,509	119,156
Carol M. Adderley	3,392,340	3,325
Carl T. Camden	3,392,440	3,225
Jane E. Dutton	3,391,370	4,295
Maureen A. Fay, O.P.	3,391,370	4,295
Terrence B. Larkin	3,392,340	3,325
Leslie A. Murphy	3,392,440	3,225
Donald R. Parfet	3,392,440	3,225
B. Joseph White	3,391,370	4,295
Proposal 2
A proposal to approve the amendment and restatement of the Kelly Services, Inc. Equity Incentive Plan received a majority of the votes cast as follows:

Shares voted “For”	3,384,627
Shares voted “Against”	9,908
Shares abstained from voting	1,130
Proposal 3
Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm was approved with the following vote:

Shares voted “For”	3,438,709
Shares voted “Against”	1,031
Shares abstained from voting	1,074
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10.2      Kelly Services, Inc. Equity Incentive Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 14, 2010	KELLY SERVICES, INC.
/s/ Daniel T. Lis
Daniel T. Lis
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.2	Kelly Services, Inc. Equity Incentive Plan

4